Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-188192) and Form S-8 (Nos. 333-189511, 333-169297, 333-162218, 333-116277, 333-86966, 333-63293, and 333-35073) of The TJX Companies, Inc. of our report dated March 29, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 29, 2016

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